CHAMPION PARTS, INC.
2525 22nd Street
Oak Brook, Illinois  60521
(708) 573-6600


NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD
NOVEMBER 16, 1995


To the Shareholders of Champion Parts, Inc.:


You are cordially invited to attend the Annual Meeting of Shareholders of Champion Parts, Inc., which will be held at the Wyndham Garden Hotel, 17 West 350 22nd Street, Oakbrook Terrace,
Illinois, on Thursday, November 16, 1995, at 10:00 A.M., Chicago time, for the following purposes:

1.      To elect Directors;

2.      To approve and adopt the Champion Parts, Inc. 1995 Stock
Option Plan; and

3. To consider such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 22, 1995, are entitled to notice of and to vote at the meeting and at any adjournment thereof.


We hope you attend the meeting in person, but, if you cannot, please sign, date and return promptly the enclosed proxy in the envelope provided so that your shares may be voted at the meeting.


					By Order of the Board of Directors,

					MARK SMETANA
					Secretary



Chicago, Illinois
September 29, 1995

CHAMPION PARTS, INC.
2525 22nd Street
Oak Brook, Illinois  60521
(708) 573-6600


P R O X Y   S T A T E M E N T
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
NOVEMBER 16, 1995


This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of CHAMPION PARTS, INC. (the "Company") to be held on November 16, 1995, and at any adjournments thereof. This Proxy Statement and accompanying proxy were first mailed to shareholders on or about September 29, 1995. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable by the shareholder giving it at any time before it is voted by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted.

The close of business on September 22, 1995, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the meeting and at any adjournments thereof.

Holders of Common Shares as of such date are entitled to one vote per share, and voting with respect to the election of directors is cumulative as a matter of right. Under cumulative voting, each shareholder may vote the number of shares owned for as many persons as there are directors to be elected at the meeting, or may cumulate votes by giving one candidate for election as many votes as the number of directors multiplied by the number of his or her shares or distributing them on the same principle among as many candidates as he or she shall see fit. Discretionary authority for the proxy holders to cumulatively vote shares represented by the proxies is being solicited. See "Election of Directors" below. As of September 22, 1995, there were outstanding 3,655,266 Common Shares, $.10 par value, of the Company.

Shares owned by shareholders who are present in person, or which are represented by proxy, at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

Election of Directors

It is intended that the shares represented by the proxies will be voted for the election of the nominees named below as directors of the Company, and, subject to the agreements described under "Concerning the Board of Directors" and "Ownership of Voting Securities" below, the proxy holders may, by cumulative voting, distribute votes in such manner and among such nominees as they see fit to elect the maximum number of nominees named below. Persons are elected directors of the Company to hold office until the next annual meeting of shareholders at which directors are elected.

The Company's bylaws provide that the Board of Directors shall consist of nine directors. During 1995, Messrs. Calvin A. Campbell and Donald G. Santucci resigned from the Board of Directors. The vacancies created by the resignations of Messrs. Campbell and Santucci will not be filled at the 1995 Annual Meeting of Shareholders.

In the event that any nominee named below becomes unavailable for election for any reason, which is not anticipated, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors of the Company, unless the Board reduces the number of directors. As indicated in the accompanying proxy, the authority to vote for the election of directors or for any individual nominee or nominees may be withheld by the shareholder giving the proxy. Proxies will not be voted for a greater number of persons than the number of nominees named below.

The nominees, and certain information concerning them as furnished by such nominees, are as follows:



			  Principal Occupation and                 Served as a
Name (Age)                Positions with the Company              Director Since
------------------------  --------------------------------------- --------------

Thomas W. Blashill (36)   President and Chief Executive Officer
			  of the Company                                1993

John R. Gross (63)        Owner, Chaney Auto Parts, Inc., Crest Hill,
			  Illinois                                      1966

Raymond F. Gross (56)     Vice President, Erecta Shelters, Inc.,
			  Ft. Smith, Arkansas; consultant to the
			  Company                                       1968

Gary S. Hopmayer (55)     Director, Original American Scones, Inc.,
			  Chicago, Illinois                             1987

Barry L. Katz (43)        President and General Counsel, RGP Holding,
			  Inc.                                          1993

Edward R. Kipling (64)    Retired                                       1987

Raymond G. Perelman (77)  Chairman of the Board of the Company;
			  Chairman of the Board and Chief Executive
			  Officer, RGP Holding, Inc.                    1988


Mr. Blashill joined the Company in August 1992 as Director of Financial Operations. He was elected President and Chief Executive Officer of the Company in August 1995. Previously, Mr. Blashill held the position of Executive Vice President since March 1993 and was elected Vice President - Finance, Secretary and Treasurer in December 1992. He was Vice President and Treasurer of Washington Steel Corporation from 1991 to 1992.

Mr. John R. Gross is currently the owner of Chaney Auto Parts,
Inc., a retailer of auto parts. John R. Gross is the brother of Raymond F. Gross.

Mr. Raymond F. Gross has been the Vice President of Erecta Shelters Inc., a manufacturer and distributor of metal buildings, since 1985. He has also been a consultant to the Company since June 1984. Prior to June 1984 he was a Vice President of the Company. Raymond F. Gross is the brother of John R. Gross.

Mr. Hopmayer was President of Original American Scones, Inc., a privately owned specialty baker, from 1987 to 1993. He is currently a director of Original American Scones, Inc. Prior to that time, he was President of Mega International, Inc., a manufacturer and distributor of automotive electrical parts. Mega International, Inc., founded by Mr. Hopmayer, was sold to Echlin Inc. in October 1986.

Mr. Katz held the position of Senior Vice President of the Company from December 16, 1992 to January 19, 1993. Since 1993, Mr. Katz has been President and General Counsel of RGP Holding, Inc., and its operating subsidiaries, and was its Senior Vice President and General Counsel since May 1992. From March 1990 to 1994, he served as Senior Vice President and General Counsel for General Refractories Company, and since that time has been its President.

Mr. Kipling was Vice President and General Manager of the Rayloc
Division of Genuine Parts Company, a remanufacturer of automotive parts, for more than five years prior to January
1987, and has since been retired.

Mr. Perelman has served as Chairman of the Board since December 16, 1992 and was President and Chief Executive Officer from December 16, 1992 to January 19, 1993. He has been Chairman of the Board of RGP Holding, Inc., a privately held holding company with subsidiaries engaged in manufacturing businesses and mining, since May 1992. Since 1985, he was the Chairman of the Board and Chief Executive Officer of General Refractories Company.


Concerning the Board of Directors

Except for directors who are officers of the Company, and except as indicated below, each director received a fee of $10,000 for service as a director during the Company's fiscal year ended January 1, 1995. In addition, directors are reimbursed for their reasonable travel expenses incurred in attending meetings and in connection with Company business.

During the fiscal year ended January 1, 1995, the Board of Directors held 6 meetings. There is no present director nominated for election who attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

The Board of Directors maintains an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as such authority may be limited by the provisions of the Illinois Business Corporation Act. The present members of the Executive Committee are Messrs. Raymond
F. Gross, Kipling, and Perelman. The Audit Committee discusses matters of concern to the independent auditor resulting from the audit; reviews changes in accounting principles in the financial statements; and reviews non-auditing services performed for the Company by the independent auditor. The present members of the Audit Committee are Messrs. Raymond F. Gross, Hopmayer and Katz. The Compensation Committee makes recommendations concerning compensation of executive officers. The present members of the Compensation Committee are Messrs. Kipling and Perelman. During the fiscal year ended January 1, 1995, the Executive Committee acted twice by written consent, the Audit Committee held 6 meetings and the Compensation Committee did not meet.

The Company does not have a Nominating Committee. This function is performed by the Board of Directors. The Company's bylaws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of persons for election as directors.
In general, notice must be delivered to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice must set forth all information with respect to each such nominee required by the federal securities laws (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The Company has an indemnification agreement with each director of the Company that provides that the Company shall indemnify the director against certain claims that may be asserted against him by reason of serving on the Board of Directors.

The Company and Raymond F. Gross, a director of the Company, are parties to an agreement providing for his engagement as a consultant to the Company for a period ending December 31, 1995.
 The agreement provides for annual compensation of $10,000 through December 31, 1995 plus certain insurance and other benefits. Mr. Gross received $5,000 in directors' fees in 1994.

Messrs. Hopmayer and Kipling serve as directors pursuant to a Stock Purchase Agreement dated March 18, 1987 between the Company and Echlin Inc. Under that Agreement, the Company agreed to nominate not fewer than two persons designated by Echlin Inc. for director, provided that if Echlin Inc. disposes of Common Shares of the Company, the Company and Echlin Inc. shall modify the number of persons designated by Echlin Inc. to be nominated by the Company. See "Ownership of Voting Securities" below for additional information concerning Echlin Inc. and transactions between the Company and Echlin Inc.

Messrs. Calvin A. Campbell, Jr., John Gross, Raymond Gross, Gary Hopmayer and Edward Kipling served on a Special Committee of the Board which was formed in January 1995 to, among other things, evaluate an offer by Mr. Perelman to infuse equity into the Company. For their services, they received $500 compensation for each meeting of the Special Committee. There were eight meetings held through April 17, 1995. In addition, Mr. Campbell received $5,000 to serve as Chairman of the Committee.

Mr. Katz serves as a director at the request of Mr. Perelman and pursuant to an agreement between Mr. Perelman, RGP Holdings, Inc. and the Company. See "Ownership of Voting Securities" below for additional information concerning this agreement.


Executive Compensation

The following table sets forth information with respect to all cash compensation paid to the Company's chief executive officer at the end of the Company's 1994 fiscal year, and the two other executive officers of the Company, whose annual compensation in the Company's 1994 fiscal year exceeded $100,000 for services rendered in all capacities to the Company, during the fiscal years indicated.



								 Long Term Compensation
							     ------------------------------
		Annual Compensation                                 Awards          Payouts
-----------------------------------------------------------  ---------------------- -------  ----------
	 (a)            (b)       (c)      (d)       (e)       (f)          (g)       (h)       (i)

						  Other
						  Annual     Restricted Securities           All Other
						  Compen-    Stock      Underlying   LTIP     Compen-
Name and Principal     Year     Salary    Bonus   sation     Award(s)     Options   Payouts    sation
Position                          ($)      ($)      ($)<F1>    ($)          (#)       ($)       ($)<F2>
---------------------  ----    --------  -------  ---------  ---------- ----------- -------  ----------

Donald G. Santucci     1994    $133,000        0     ---        0            0         0        $300
Resigned Officer (3)   1993    $115,000  $70,000     ---        0            0         0           0
<F3>                   1992          NA       NA      NA       NA           NA        NA          NA

Thomas W. Blashill     1994    $128,173        0     ---        0            0         0      $3,000
President (4)          1993    $108,321  $50,000     ---        0            0         0           0
<F4>                   1992          NA       NA      NA       NA           NA        NA          NA

Roger L. Wilson        1994    $105,000  $10,500     ---        0            0         0           0
Resigned Officer (5)   1993    $ 22,430        0     ---        0            0         0           0
<F5>                   1992          NA       NA      NA       NA           NA        NA          NA


<F1>        (1)     The amounts for Messrs. Santucci, Blashill and Wilson are
below threshold reporting requirements.

<F2>        (2)     The amounts reported are allocations under the Company's
Employee Stock Ownership Plan.

<F3>        (3)     Mr. Santucci resigned as President of the Company in July
1995.

<F4>        (4)     Mr. Blashill was elected President and Chief Executive
Officer of the Company in August 1995.

<F5>        (5)     Mr. Wilson resigned as Vice President Sales and Marketing
of the Company in July 1995.

Mr. Blashill has a severance compensation agreement with the Company that provides for severance pay equal to six months salary following the termination of his employment by the Company.

The by-laws of the Company provide that officers shall be elected annually by the Board of Directors at its first meeting after each annual meeting of shareholders, to hold office until their successors have been elected and have qualified.

The Company also has an indemnification agreement with each officer of the Company that provides that the Company shall indemnify the officer against certain claims which may be asserted against him by reason of serving as an officer of the Company.


Options Outstanding

As of January 1, 1995, the Company had options to purchase 4,500
Common Shares outstanding under its qualified and non-qualified option plans.

During the fiscal year ended January 1, 1995, the Company did not grant any stock options.

On August 22, 1995 (the "Grant Date"), the Company granted Mr. Blashill an option to purchase 25,000 Common Shares at a price of $1.00 per share. The option may be exercised immediately and will expire in five years from the Grant Date, subject to earlier termination of his employment.


Compensation Committee Interlocks and Insider Participation

On December 9, 1993, the Board elected Messrs. Perelman, Kipling and Campbell as members of the Compensation Committee. During 1995, Mr. Campbell resigned from the Bpard of Directors. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under item 404 of SEC Regulation S-K during 1994, except for Mr. Perelman, who served as President and CEO of the Company from December 16, 1992 to January 19, 1993 and is presently Chairman of the Board.

On March 23, 1995, the Company entered into a Preferred Stock Purchase Agreement (the "Agreement") with RGP Holding, Inc. ("RGP"), an affiliate of Mr. Raymond G. Perelman, a director, the Chairman of the Board of Directors and the beneficial owner of 18.1% of the outstanding Common Shares of the Company. Pursuant to the Agreement RGP agreed, subject to the terms and conditions of the agreement, to purchase 1,666,667 shares of the Company's newly authorized Series A Redeemable Cumulative Convertible Voting 9% Preferred Shares (the "Preferred Shares"), subject to the terms and conditions of the agreement, at a purchase price of $3.00 per share, or an aggregate purchase price of $5,000,001.On April 17, 1995 RGP notified the Company that it had determined not to consummate the purchase. RGP stated that the Company failed to satisfy certain conditions for closing. The Company notified RGP that it was reserving its rights.


Board of Directors Report on Compensation

The purpose of the Company's executive compensation is to enable the Company to attract, retain and motivate qualified executives to ensure the long-term success of the Company and its business strategies. In 1994, the Company retained a compensation consultant to review and make recommendations relating to the compensation of the Company's executive officers. This review led to revisions to executive compensation for 1994.

Executive compensation has generally consisted of two principal components, base salary and bonus. In March 1993, the Board of Directors appointed Mr. Santucci as President and Chief Executive Officer of the Company and Mr. Blashill as Executive Vice President. Mr. Santucci's base salary was fixed at $130,000 per year and Mr. Blashill's base salary was fixed at $125,000 per year. Company performance was not the principal consideration when the base salaries of the Company's executive officers were established. In June 1994, the Board of Directors increased the base salaries of Messrs. Santucci and Blashill for the Company's current fiscal year by five percent.

For the fiscal year ended January 1, 1995, Messrs. Santucci and Blashill were eligible to receive an annual bonus based on the Company's performance, with a maximum bonus of $70,000 and $50,000, respectively, if the Company met or exceeded 100% of its business plan, and no bonus if the Company achieved less than 50% of its business plan. For achievement of between 50% and 100% of the Company's business plan, the cash bonus was to be the maximum cash bonus multiplied by the percentage achieved.
 Messrs. Santucci and Blashill received no bonus for the 1994 fiscal year.

On August 22, 1995 (the "Grant Date"), the Company granted Mr. Blashill an option to purchase 25,000 Common Shares at a price of $1.00 per share. The option may be exercised immediately and will expire in five years from the Grant Date, subject to earlier termination of his employment.

In 1994, the Company's Board of Directors adopted a 1994 Stock
Option Plan subject to shareholder ratification. The 1994 Stock
Option Plan was canceled in August 1995 and no options were granted.

In August 1995, the Company's Board of Directors adopted a 1995 Stock Option Plan. This plan is subject to shareholder ratification. Participants in the plan shall be those employees selected by a Committee of the Board of Directors. Options shall be granted at a price determined by the Compensation Committee, which shall not be less than 100% of the fair market value of the Company's Common Stock at the date of grant. No option may be exercised until six months after the grant date or after 10 years after the grant date. The options vest ratably over a period not to exceed five years. See "Proposal to Approve and Adopt the Champion Parts, Inc. 1995 Stock option Plan" for more information.

The salary and bonus paid by the Company to the Chief Executive Officer and the other two executive officers of the Company for the fiscal year ended January 1, 1995 is set forth in the tables preceding this Report. The Board of Directors believes that the executive officers of the Company are dedicated to increasing profitability and shareholder value and that the compensation paid to the executive officers of the Company contributes to this focus.

Thomas W. Blashill      Gary S. Hopmayer        Raymond G. Perelman

John R. Gross           Barry L. Katz

Raymond F. Gross        Edward R. Kipling

The foregoing Board of Directors Report on Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Proposal to Approve and Adopt the Champion Parts, Inc. 1995
Stock Option Plan

This proposal is to approve and adopt the Champion Parts, Inc.
1995 Stock Option Plan (the "Plan").

Background

On August 22, 1995, the Board of Directors approved the Plan and recommended that the Plan be submitted to the Company's shareholders for their approval and adoption. The following summary of the Plan is qualified in all respects by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A.

Purpose of the Plan

The purpose of the Plan is to provide an incentive for employees of the Company and its subsidiaries to exert their best efforts on behalf of the Company and its shareholders by providing such persons opportunities to acquire Common Shares, and to attract and retain the best available executive personnel and other employees to be responsible for the management, growth and success of the Company.

Description of the Plan

Eligibility. Participants in the Plan are those employees selected to participate in the Plan whose participation in the Plan is determined to be in the best interests of the Company or a subsidiary.

Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as it may designate to administer the Plan, which shall consist of two or more members of the Board and who shall not be eligible to participate in the Plan (the "Committee"). The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

The Committee shall have the sole and complete authority to determine the individuals to whom options to purchase Common Shares ("Options") are granted, the number of Common Shares covered by an Option, and the date an Option is granted; determine the terms, conditions and provisions of, and restrictions relating to, each Option granted; interpret and construe the Plan and all option agreements; and prescribe, amend and rescind rules and regulations relating to the Plan.

Description of Options. Options granted pursuant to the Plan are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). Subject to certain adjustments to prevent dilution, the number of Common Shares for which Options may be granted under the Plan may not exceed 100,000 Common Shares, which may be newly issued or treasury shares.

Options may be granted to participants at such time or times as shall be determined by the Committee except that no Option may be granted more than 10 years after the adoption of the Plan by the Board. Each Option shall be evidenced by an agreement that shall specify the exercise price, the duration of the Option, the number of Common Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

The Committee shall determine the per share option price, which shall be not less than 100% of the fair market value on the date the Option is granted (the "Grant Date") (110% in the case of a grant of an Option to a participant who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company). The fair market value of a Common Share shall be determined in such manner as the committee may deem equitable or as required by applicable laws or regulations. On September 20, 1995, the last sale price of the Common Shares as reported by the NASDAQ Stock Market was $1.00 per share.

Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than 10 years after the Grant Date (5 years in the case of an Option to a participant who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company); no Option shall be exercisable until six months after the Grant Date; and each Option will vest ratably over a period determined by the Committee which shall not exceed five years.

A participant may exercise an Option by delivering a notice of exercise to the Company or its representative as designated by the Committee that indicates the number of Common Shares covered by the exercise. A participant granted an Option may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee may, in its discretion, permit a participant to make payment in cash, or in Common Shares already owned by the participant, valued at the fair market value thereof, as partial or full payment of the exercise price. The Committee may, in its discretion, permit payment of the option price by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the price.

The aggregate fair market value of the stock covered by Options granted under the Plan or any other incentive stock options under any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000.

Any Option granted to a participant shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

Amendment, Modification and Termination of the Plan. The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect an Option theretofore granted under the Plan without the consent of the participant. Such amendments or modifications may increase the cost of the Plan to the Company or alter the allocation of benefits under the Plan with respect to the participants therein.

Termination of Employment. Except as otherwise determined by the Committee at the time of grant, in the event a participant's employment with the Company and all subsidiaries terminates by reason of death, disability or retirement after age 65, any Option granted to such participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or within three years following the participant's termination of employment with the Company and all subsidiaries, whichever period is shorter.

Except as otherwise determined by the Committee at the time of grant, in the event the employment of the participant with the Company is terminated by the Company or a subsidiary for cause or in the event the participant resigns without good reason (as defined in the Plan), any Option granted to such participant which is then outstanding shall cease to be exercisable on the date of the participant's termination of employment.

Except as otherwise determined by the Committee at the time of grant, in the event the employment of the participant with the Company and all subsidiaries shall terminate for any reason other than one described above, any Option granted to such participant which is then outstanding may be exercised by the participant at any time prior to the expiration date of the term of the Option or within three months following the participant's termination of employment with the Company and all subsidiaries, whichever period is shorter.

In the event the employment of the participant with the Company and all subsidiaries shall terminate for any reason, the participant shall have the right to exercise an Option only to the extent the participant's right to exercise such Option had accrued at the date of termination of employment pursuant to the terms of the applicable option agreement and had not previously been exercised.

Plan Awards

There are not currently any specific plans for awards under the Plan. However, it is anticipated that Options will be granted pursuant to the Plan during 1995. The actual number and identity of persons to be granted Options has not yet been determined.

Federal Tax Treatment

The Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Plan is not subject to any provisions of the Employee Retirement Income
Security Act of 1974.

A participant will generally have no taxable income upon either the grant or exercise of an Option. If the participant does not dispose of Common Shares acquired pursuant to the exercise of an Option within two years of the grant or one year of the exercise, any gain or loss realized in his subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Common Shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any remaining gain is taxed as long-term or short-term capital gain.

Vote Required

If approved by the shareholders, the Plan would become effective immediately.

Adoption of the Plan requires the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy at the Annual Meeting.


The Company's Board recommends a vote FOR the approval and adoption of the Plan as described above. Proxies solicited by the Company's Board will be voted in favor of the approval and adoption of the Plan unless stockholders specify to the contrary in their proxies.


Ownership of Voting Securities

The following tabulation shows, as of September 22, 1995, (a) the name, address and Common Share ownership for each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares (the only class of voting securities outstanding), (b) the Common Share ownership of each director and nominee for director, (c) the Common Share ownership of each executive officer named in the Compensation Table, and (d) the Common Share ownership of all directors and executive officers as a group.


				Number of Common Shares       Percent of Common
Beneficial Owner                Beneficially Owned (1)        Shares Outstanding
------------------------------- ---------------------------   ------------------
RGP Holding, Inc.
225 City Line Avenue
Bala Cynwyd, Pennsylvania 19004         661,600 (2)                 18.1% (2)

Echlin Inc.
100 Double Beach Road
Branford, Connecticut 06405             600,000 (3)                 16.4% (3)

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401         197,700 (4)                  5.4% (4)

Champion Parts, Inc.
Employee Stock Ownership Plan
c/o Champion Parts, Inc.
2525 22nd Street
Oak Brook, Illinois 60521               154,540 (5)                  4.2% (5)

John R. Gross Director (8)              118,212                      3.2%

Raymond F. Gross, Director (8)           31,164                       *

Gary S. Hopmayer, Director (3)              ---                      ---

Barry L. Katz, Director (2)               7,500                       *

Edward R. Kipling, Director (3)           2,000                       *

Raymond G. Perelman,
Director, Chairman of the Board         661,600 (2)                 18.1% (2)

Thomas W. Blashill,
Director, President and Chief
Executive Officer                         5,143 (6)                   *

Richard Hebert Treasurer                  3,011 (6)                   *

Mark Smetana
Vice President - Finance and
Secretary                                 2,312 (6)                   *

All directors and executive
officers as a group (9 persons) (7)     830,942                     22.7%

_____________

* Not greater than 1%.

(1) Information with respect to beneficial ownership is based on information furnished to the Company or contained in filings made with the Securities and Exchange Commission.

(2) RGP Holding, Inc. is indirectly controlled by Mr. Perelman. Pursuant to an agreement between the Company, Mr. Raymond G. Perelman and RGP Holding, Inc. dated September 20, 1993, as amended, Mr. Perelman and RGP granted to the proxy holders appointed by the Board of Directors of the Company the proxy to vote all shares beneficially owned by them, including shares held by any affiliates (the "Perelman Shares"), for the election of the nominees named herein. Mr. Perelman and RGP have also agreed, among other things, not to solicit proxies in opposition to such nominees. The Company and the Board have agreed that if shareholders of the Company vote shares in person or by proxy for nominees other than such nominees, the proxy holders appointed by the Company will cumulate their votes in such manner as to attempt to elect Mr. Katz prior to the election of Mr. Blashill. However, under the Company's bylaws, as described above, no additional persons may be nominated. The agreement will be amended to provide that Mr. Perelman and RGP Holdings may elect to terminate the agreement if the 1995 Annual Meeting of Shareholders is held after November 21, 1995 and the by-laws of the Company are not amended to reduce the size of the Board of Directors to seven members.

(3) All shares owned by Echlin Inc. ("Echlin") are subject to a Stock Purchase Agreement dated March 18, 1987 between the
Company and Echlin. Under the Stock Purchase Agreement, Echlin may vote its shares in its discretion. At the time the Company entered into the Stock Purchase Agreement, the Company entered into a Supply Agreement with Echlin whereby the Company agreed to purchase certain automotive parts manufactured by Echlin as required by the Company, provided that Echlin is able to meet the Company's delivery requirements and competitive prices.
During the fiscal year ended January 1, 1995, the Company purchased approximately $2.6 million of components used in the remanufacture of automotive parts from Echlin. On March 9, 1992, Echlin notified the Company that it was exercising its limited market protection rights under the Stock Purchase Agreement. Accordingly, the Company issued a $2,400,000 promissory note to Echlin which was paid to Echlin in quarterly installments of $200,000. The note carries an interest rate of 1% above prime. In April 1995, the Company defaulted on the final installment of the note. It subsequently paid $100,000 and $100,000 remains outstanding.

	Messrs. Hopmayer and Kipling serve as directors pursuant to the Stock Purchase Agreement.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered advisor, is deemed to have beneficial ownership of 197,700 shares of Champion Parts, Inc. stock as of September 22, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation
Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) Shares held by this plan are voted by Messrs. Blashill and Smetana, as trustees. Employees participating in the Stock Ownership Plan are entitled to direct the trustees as to the voting of shares allocated to their accounts. Unallocated Stock Ownership Plan shares will be voted in the same manner, proportionately, as the allocated Stock Ownership Plan shares for which voting instructions are received from employees. For more information concerning the ownership and voting of shares held by the Stock Ownership Plan and the trustees, see note (7) below.

(6)     Includes 2,143, 3,011 and 812 shares allocated to Messrs.
Blashill's, Hebert's and Smetana's accounts, respectively, under the Employee Stock Ownership Plan.

(7) Includes a total of 5,966 shares allocated to the accounts of executive officers under the Employee Stock Ownership Plan
(the "Stock Ownership Plan"). Does not include 148,574 shares allocated to the accounts of employees other than executive officers. Each of the participants in the Stock Ownership Plan (approximately 120 employees) is entitled to direct the trustees as to the voting of shares allocated to his or her account.

(8) As of May 31, 1995 Elizabeth Gross, her children and members of their immediate families beneficially owned 209,794 Common
Shares, or approximately 5.7% of the Common Shares outstanding.
John R. Gross and Raymond F. Gross, children of Elizabeth Gross, are directors of the Company.


Company Performance

The following graph shows a five year comparison of cumulative total returns for the Company, the Dow Jones Industrial Average and the Dow Jones Automobile Parts and Equipment index. The comparison shows the value of the indices as of the end of each year from December 31, 1989 through January 1, 1995. The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the Dow Jones Industrial Average and the Dow Jones Automobile Parts and Equipment index is based on the stock price or composite index at the end of fiscal 1989.Assumes the value of investment in Champion Parts, Inc. stock and each index was $100 on December 31, 1989, and that all dividends were reinvested.





			1989    1990    1991    1992    1993    1994
			----    ----    ----    ----    ----    ----

Champion Parts, Inc.    $100    $61     $83     $81     $92     $69

Dow Jones Auto Index    $100    $87     $108    $138    $181    $159

Dow Jones Ind. Avg.     $100    $99     $125    $133    $155    $163

The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.


Independent Public Accountants

Arthur Andersen LLP served as the Company's independent public accountant for the fiscal year ending January 1, 1995. The Board of Directors is considering its options for the current fiscal year, including engaging another independent public accountant. The Company expects that a representative of Arthur Andersen LLP will be present at the annual meeting, with the opportunity to make a statement if he should desire to do so, and will be available to respond to questions.

Arthur Andersen LLP issued an unqualified opinion with an explanatory paragraph related to a going concern on the Company's financial statements for the fiscal year ended January
1, 1995.  The Company has had no disagreements with Arthur
Andersen LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

On October 28, 1993 the Company's Executive Committee, on the recommendation of the Audit Committee, dismissed Deloitte & Touche as the Company's independent public accounting firm. Deloitte & Touche issued unqualified reports on the Company's financial statements for the fiscal years ended December 29, 1991 and January 3, 1993. The Company did not have any disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosures, or audit scope or procedures.

On October 28, 1993 the Company's Executive Committee, on the recommendation of the Audit Committee, appointed Arthur Andersen LLP as the Company's independent public accountants for 1993. Prior to such appointment, the Company had not engaged Arthur Andersen LLP to provide consulting on the application of accounting principles to a specified transaction(s), for an audit opinion, or for written or oral advice that could be considered an important factor in the Company reaching a decision as to an accounting, auditing or financial reporting issue.


Shareholder Proposals

Shareholders who desire to submit proposals for inclusion in the proxy statement of the Board of Directors to be utilized in connection with the 1996 Annual Meeting of Shareholders must submit such proposals to the Secretary of the Company no later than June 1, 1996.


General

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopy, telex and telegraph, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will arrange for the forwarding of proxy material to the beneficial owners of Common Shares held of record on the record date by banks, brokers, dealers and other nominees whose reasonable expenses in handling proxy material with beneficial owners will be reimbursed by the Company. The Company has engaged Georgeson & Co. Inc. for a fee expected to be $6,000 plus out-of-pocket expenses to assist in the solicitation.

Management knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their judgment on such matters.



					    By Order of the Board of Directors,

					    MARK SMETANA
					    Secretary





DATED:  Chicago, Illinois
	September 29, 1995


EXHIBIT A

			CHAMPION PARTS, INC.
		       1995 STOCK OPTION PLAN


			SECTION 1  OBJECTIVE

	The objective of this Champion Parts, Inc. 1995 Stock Option Plan (the "Plan") is to provide an incentive for employees of the Company and its Subsidiaries to exert their best efforts on behalf of the Company and its shareholders by providing such persons opportunities to acquire common shares of the Company, and to attract and retain the best available executive personnel and other employees to be responsible for the management, growth and success of the Company.

			SECTION 2  DEFINITIONS

	2.1 General Definitions. The following words and phrases, when used herein, shall have the following meanings:

		(a)     "Act" - The Securities Exchange Act of 1934, as amended.

		(b) "Agreement" - The agreement issued pursuant to Section hereof which evidences the grant of an Option under the Plan and which sets forth the terms, conditions, and limitations relating to such Option.

		(c)     "Board" - The Board of Directors of the Company.

		(d) "Code" - The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

		(e) "Committee" - The Compensation Committee of the Board or such other committee of the Board as the Board may designate to administer this Plan. All members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Act, as the same may be amended or supplemented from time to time, as promulgated under the Act. No member of the Committee shall be eligible to receive Options under the Plan unless permitted by such Rule 16b-3.

		(f) "Common Stock" - The present Common Shares, $.10 par value, of the Company, and any shares into which such shares are converted, changed or reclassified.

		(g)     "Company" - Champion Parts, Inc., an Illinois corporation.

		(h) "Employee" - Any person employed as an employee by the Company or any Subsidiary.

		(i) "Fair Market Value" - The fair market value of Common Stock as determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

		(j) "Option" - The right to purchase Common Stock at a stated price for a specified period of time. Any Option granted hereunder shall be an incentive stock option under Code section
422.

		(k) "Participant" - Any Employee designated by the Committee to participate in the Plan. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Option in any other year.
The Committee shall consider such factors as it deems pertinent in selecting Participants, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of the Company; and (iv) other compensation provided to Participants.

		(l) "Plan" - This Champion Parts, Inc. 1994 Stock Option Plan, as amended from time to time.

		(m)     "Shares" - Shares of Common Stock.

		(n) "Subsidiary" - Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of such Option, each of the corporations other than the last corporation in the chain owns stock having 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

	2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

			SECTION 3  COMMON STOCK

	3.1 Number of Shares. Subject to the provisions of Section 3.3 hereof, the number of Shares for which Options may be granted under the Plan may not exceed 150,000 Shares, which may be newly issued or treasury shares.

	3.2 Re-usage. If an Option expires or is terminated, surrendered, or canceled without having been fully exercised, the Shares covered by such Option shall again be immediately available for Options under the Plan.

	3.3 Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of Shares available for Options, the minimum exercise price under subsection 6.3(b) hereof, the number of Shares subject to outstanding Options and the price thereof, and the Fair Market Value, as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

		SECTION 4  ELIGIBILITY AND PARTICIPATION

	Participants in the Plan shall be those employees selected by the Committee to participate in the Plan whose participation in the Plan the Committee determines to be in the best interests of the Company or a Subsidiary.

		      SECTION 5  ADMINISTRATION

	5.1 Committee. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board and who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

	5.2 Authority. The Committee shall have the sole and complete authority to:

		(a) determine the individuals to whom Options are granted, the number of Shares covered by an Option, and the date an Option is granted;

		(b) determine the terms, conditions and provisions of, and restrictions relating to, each Option granted;

		(c) interpret and construe the Plan and all Agreements, including, but not limited to, the effect of approved leaves of absence which, shall be consistent with requirements relating to incentive options under Code section 422;

		(d) correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Agreement;

		(e) prescribe, amend and rescind rules and regulations relating to the Plan;

		(f)     determine the content and form of all Agreements;

		(g)     determine all questions relating to Options under the Plan;

		(h)     maintain accounts, records and ledgers relating to Options;

		(i)     maintain records concerning its decisions and proceedings;

		(j) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;
and

		(k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

	5.3 Determinations. All determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive on all persons.

	5.4 Delegation. Except as required by Rule 16b-3 promulgated under the Act (and any successor to such rule) with respect to the grant of Options to Participants who are subject to Section
16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

			SECTION 6  OPTIONS

	6.1 Grant of Option. Options may be granted to Participants at such time or times as shall be determined by the Committee except that no Option may be granted more than 10 years after the adoption of this Plan by the Board.

	6.2     Option Agreement.

		(a) Each Option shall be evidenced by an Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

		(b) As a condition to issuance of Shares upon exercise of an Option, an Agreement may require the Participant (or his representative) to give satisfactory assurance, upon exercise of the Option, that:

			1. the Shares to be delivered are being acquired for Participant's own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares so purchased; or

			2.      in the case of acquisition by an estate, that the shares
are not being acquired for resale in a transaction which, in the opinion of counsel for the Company, would violate any Federal or
State law.

		(c) Appropriate officers of the Company are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Agreements, and amendments thereto, in the name of the Company as directed from time to time by the Committee.

	6.3 Option Price. The Committee shall determine the per share option price, which shall be not less than 100% of the Fair
Market Value on the date the Option is granted (the "Grant
Date") (110% in the case of a grant of a Option to a Participant who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent of the Company). In the Committee's discretion, the Grant Date of an Option may be established as the date on which Committee action approving the Option is taken or any later date specified by the Committee.

	6.4     Exercise of Options.

	(a) Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that:

		1.      no Option shall be exercisable for more than 10 years after the Grant Date (5 years in the case of a Option to a Participant who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the
Company or any Subsidiary or parent of the Company);

		2. no Option shall be exercisable until six months after the Grant Date; and

		3. each Option will vest ratably over a period determined by the Committee which shall not exceed five years.

	(b) A Participant may exercise an Option by delivering a notice of exercise to the Company or its representative as designated by the Committee that indicates the number of Shares covered by the exercise. The notice of exercise, once delivered, shall be irrevocable. A Participant granted an Option may exercise the Option from time to time, in whole or in part, up to the total number of Shares with respect to which the Option is then exercisable, except that no fraction of a Share may be purchased upon the exercise of any Option.

	(c) The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, or in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price. The Committee may, in its discretion, permit payment of the option price by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired Shares.

	6.5 Limits on Options. The aggregate Fair Market Value of the stock covered by Options granted under this Plan or any other incentive stock options under any other stock option plan of the Company or any Subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Grant Date.

	6.6 Rights as a Shareholder. Until the exercise of an Option and the issuance of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

	SECTION 7  AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

	The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect an Option theretofore granted under the Plan without the consent of the Participant.

		SECTION 8  TERMINATION OF EMPLOYMENT

	8.1 Termination of Employment Due to Retirement. Except as otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company and all Subsidiaries terminates by reason of retirement after age 65, any Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or within three years following the Participant's termination of employment with the Company and all Subsidiaries, whichever period is shorter.

	8.2 Termination of Employment Due to Death or Disability. Except as otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or disability, any Option granted to such Participant which is then outstanding may be exercised by the Participant (or the Participant's legal representative or beneficiary, if applicable) at any time prior to the expiration date of the term of the Option or within three years following the Participant's termination of employment with the Company and all Subsidiaries, whichever period is shorter.

	8.3 Termination by Company for Cause or Resignation by Participant Without Good Reason. Except as otherwise determined by the Committee at the time of grant, in the event the employment of the Participant with the Company is terminated by the Company or a Subsidiary for cause or in the event the Participant resigns without good reason, any Option granted to such Participant which is then outstanding shall cease to be exercisable on the date of the Participant's termination of employment.

	(a)     As used herein, "cause" means:

		1. the perpetration by the Participant of a dishonest act, subversion, misappropriation or fraud against the Company or any Subsidiary, or any willful misrepresentation by such Participant to any holder of securities of the Company or any member of the Board;

		2. any wilful and material breach by the Participant of his employment agreement, if any, or of any fiduciary duty in connection with his employment the Company or any Subsidiary;

		3. any conviction of the Participant by a federal or state court for the commission of or a guilty plea to a felony; or

		4. one or more demonstrable acts of dishonesty, disloyalty, or insubordination.

	(b)     As used herein, "good reason" means:

		1. a relocation of the Participant's principal place of employment outside an area specified in the applicable
Agreement, other than for reasonably required travel on the Company's (or Subsidiary's, if applicable) business;

		2. a material reduction in the Participant's base or aggregate compensation, other than a general reduction applicable to all or substantially all of the executive employees of the Company or its Subsidiaries;

		3. a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant's prior status, title, position or responsibilities;

		4. the purported termination of the Participant for cause which does not comply with the terms of subsection hereof; or

		5. such other event as the Committee may determine on a case by case basis.

	8.4 Termination of Employment for Any Other Reason. Except as otherwise determined by the Committee at the time of grant, in the event the employment of the Participant with the Company and all Subsidiaries shall terminate for any reason other than one described in Section 8.1, 8.2 or 8.3 hereof, any Option granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or within three months following the Participant's termination of employment with the Company and all Subsidiaries, whichever period is shorter.

	8.5 Accrual of Right at Date of Termination. The Participant shall have the right to exercise an Option as indicated in Sections 8.1, 8.2, 8.3 and 8.4 only to the extent the Participant's right to exercise such Option had accrued at the date of termination of employment pursuant to the terms of the applicable Agreement and had not previously been exercised.

		SECTION 9  MISCELLANEOUS PROVISIONS

	9.1 Non-transferability of Options. Notwithstanding any other provision herein, any Option granted hereunder to a Participant shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

	9.2 Substitute Grants. Notwithstanding anything herein to the contrary, the Committee may grant one or more Options to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option granted by such other corporation ("Substituted Option"). The terms and conditions of the substitute Option may vary from the terms and conditions required by the forgoing provisions of this Plan and from those of the Substituted Option. The Committee shall prescribe the exact provisions of the substitute Option, preserving where it deems appropriate the provisions of the Substituted Option.

	9.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company or a Subsidiary. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future awards.

	9.4 Tax Withholding. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements upon exercise of an Option under the Plan, and the Company may defer issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan as a result of the exercise of an Option withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

	9.5 Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the law of the State of Illinois and construed in accordance therewith.

	9.6 Effective Date. The Plan shall be effective immediately upon adoption by the Board, subject to approval by the shareholders of the Company within twelve months after such adoption.




                        CHAMPION PARTS, INC.


Proxy solicited on Behalf of the Board of Directors of the Company for the
           Annual Meeting To Be Held on November 16, 1995



The undersigned hereby constitutes and appoints THOMAS W. BLASHILL and MARK SMETANA, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote all Common Shares of CHAMPION PARTS, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Wyndham Garden Hotel, 17 West 350 22nd Street, Oakbrook Terrace, IL, on Thursday, November 16, 1995, and at any adjournments thereof, on all matters coming before the meeting, hereby revoking any proxy heretofore given:





(Continued, and TO BE SIGNED, on other side)

CHAMPION PARTS, INC.


                                                                       FOR ALL
1.   Election of Directors                             FOR   WITHHELD  EXCEPT

Nominees:       T. Blashill, J. Gross, R. Gross,
                G. Hopmayer, B. Katz E. Kipling,       ___     ___       ___
                and R. Perelman

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)

_______________________________________

                                                       FOR   AGAINST   ABSTAIN
2.  To approve and adopt the Champion Parts, Inc.
    1995 Stock Option Plan.                            ___     ___       ___



                                                       FOR   AGAINST   ABSTAIN
3.  In their discretion, upon any other matters
    as may properly come before the meeting or
    any adjournments thereof.                          ___     ___       ___



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ITEMS 1 AND 2 AND, IN THE DISCRETION OF THE
PROXY HOLDERS, MAY BE VOTED CUMULATIVELY FOR THE ELECTION OF
DIRECTORS.

PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.



_________________________________
               Date

_________________________________
             Signature

_________________________________
    Signature if held jointly



Please date and sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.